UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2008
Fresh Harvest Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

280 Madison Ave, Suite 1005 New York, NY 10016	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 889-5904
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Current Report under this Item 2.02 and in the accompanying exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 19, 2008, Fresh Harvest Products, Inc. (“Fresh Harvest” or the “Company”) issued a press release announcing financial results for the quarter and year ended October 31, 2007.  A copy of this press release is furnished herewith as Exhibit 99.1.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT.

On February 14, 2008, the Company issued a total 5,903,697 shares of its common stock to four convertible Noteholders (the “Noteholders”), to an employee (pursuant to his employment contract) and to a financial consultant (pursuant to its consulting contract). Each of the Noteholders converted all or a portion of the debt owed to them into restricted common shares of Fresh Harvest.  As a result of the issuance of the shares to the Noteholders, the Company reduced its total liabilities by $318,925.  Each of the convertible loan agreements provide for the loans to be converted at the lenders’ sole discretion.

The securities were issued in transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2).

With the issuance of these shares, Illuminate’s percent of outstanding shares decreased from 51.00% to 43.74%, and Arthur Friedman’s percentage increased from 4.13% to 14.79%. Mr. Friedman was one of the Noteholders.

The following table sets forth security ownership information as of the close of business on February 14, 2008.  Unless otherwise indicated, the address of the beneficial owner below is that of the company.

Name and address

Number of Shares

Percent

Title of Class

of beneficial owner

beneficially owned (1)

of class (2)

Shares of common stock

Michael Jordan Friedman (3)         5,720,307

14.53%

Shares of common stock

Dominick Cingari (3) (7)                  2,600,000

6.60%

Shares of common stock

Jay Odintz (4)                                       400,000

1.02%

Shares of common stock

Richard J. Verdiramo (4) (5)                    -0-

0.00%

3163 Kennedy Boulevard

Jersey City New Jersey 0730

Shares of common stock

Marcia Roberts (6)                             2,450,000

       6.22%

Shares of common stock    Arthur Friedman (9) (10)                  5,854,000

14.79%

Shares of common stock

Illuminate, Inc. (5)                            17,074,000

43.74%

3163 Kennedy Boulevard

Jersey City New Jersey 0730

Shares of common stock

All officers and directors as a

Group (four) (8)                                   8,720,307

22.15%

____________________

(1)

Except for Arthur Friedman, the listed beneficial owner has no right to acquire any shares within 60 days of the date of this Report from options, warrants, rights, conversion privileges or similar obligations.

(2)

Based on 39,372,125 shares of common stock issued and outstanding as of the close of business on February 14, 2008.

(3)

Officer and Director.

(4)

Director only.

(5)

Richard Verdiramo is the son of the principal shareholder of Illuminate, Inc., which is one of our principal shareholders. Richard Verdiramo denies any beneficial, dispositive, voting or equitable interest in the shares owned by Illuminati, Inc. We are involved with in a lawsuit with Illuminati, Inc.

(6)

 Marcia Roberts is the mother of our president and chairman of the board, Michael Jordan Friedman, and the wife of another principal shareholder, Arthur Friedman. Each of them denies beneficial, dispositive, voting or equitable interest in each others’ stock.

(7)

These shares do not include 131,170 shares held by members of his family including 75,000 held by his father Salvatore J. Cingari, a member of our advisory board. Dominick Cingari denies any beneficial, dispositive, voting or equitable interest in the shares owned by his family members.

(8)

Not included in this Group are the two administrative (non-executive) officers who together own an additional 350,000 shares of common stock and the five members of our advisory board who together own an additional 435,000 shares of common stock

(9)

Arthur Friedman is the father of our president and chairman of the board, Michael Jordan Friedman, and the husband of another principal shareholder, Marcia Roberts. Each of them denies beneficial, dispositive, voting or equitable interest in each others’ stock.

(10)

  On February 14, 2008, this shareholder converted a portion (i. e. $250,000) of his February 11, 2008 convertible promissory note into 5,000,000 shares of the Company’s common stock. A copy of this convertible promissory note is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number

Description

10.1

February 11, 2008 Convertible Promissory Note between Fresh Harvest

Products, Inc. (borrower) and Arthur Friedman (lender)

99.1

February 19, 2008 Press Release.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: February 19, 2008	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors